EXHIBIT 5
                                                                       ---------
                                    January 25, 2000

Securities and Exchange Commission
450 Fifth Street N.W.

Washington, D.C. 20549

     Re:  Herley Industries, Inc.
          Registration Statement on Form S-8
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Gentlemen:

     Reference  is  made  to  the  filing  by  Herley   Industries,   Inc.  (the
"Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 1,500,000 shares of the Corporation's Common Stock, $.10 par value per share, in connection with the Corporation's 1998 Stock Option Plan (the "Plan").

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Plan, related documents under the Plan and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation 1,500,000 shares of its Common Stock, $.10 par value per share, under the Plan. The shares of the Corporation's Common Stock, when issued pursuant to the Plan, will be validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,

                                   /s/ Blau, Kramer, Wactlar & Lieberman, P.C.

                                  BLAU, KRAMER, WACTLAR &
                                      LIEBERMAN, P. C.